Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 12, 2014

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800

New York, New York 10036

Re:                             Rouse Properties, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed on the date hereof by Rouse Properties, Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be issued pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Plan, the certificate of incorporation and bylaws of the Company, in each case as amended, the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the Plan and such other corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinion expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the legal capacity of all persons and the conformity to authentic originals of any documents submitted to us as copies.  As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

May 12, 2014

Rouse Properties, Inc.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that each Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and delivered in accordance with the Plan; and (iii) the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Share is to be issued in certificated form, the certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and any amendment thereto.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP